
<ARTICLE> 5
<LEGEND>
The Schedule contains summary financial information extracted from the balance sheet and statement of Income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000872467
<NAME> KRUPP GOVERNMENT INCOME TRUST-II

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                       9,214,592
<SECURITIES>                               270,610,368<F1>
<RECEIVABLES>                                2,264,687
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                            16,207,068<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             298,296,715
<CURRENT-LIABILITIES>                        1,609,139<F3>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   296,565,241
<OTHER-SE>                                     122,235<F4>
<TOTAL-LIABILITY-AND-EQUITY>               298,296,715
<SALES>                                              0
<TOTAL-REVENUES>                            19,876,931<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,877,749<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             14,999,182
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         14,999,182
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                14,999,182
<EPS-PRIMARY>                                      .82
<EPS-DILUTED>                                      .82

<F1>Includes Participating Insured Mortgage Investments ("PIMSIs") (insured mortgages of $150,454,030 and Additional Loans of $29,952,351), Participating Insured Mortgages ("PIMs") of $49,622,337 and Mortgage-Backed Securities ("MBS") of $40,581,650.
<F2>Includes prepaid acquisition fees and expenses of $16,483,642 net of accumulated amortization of $4,510,838 and prepaid participating servicing of $5,494,547 net of accumulated amortization of $1,260,283.
<F3>Includes deferred income on Additional Loans of $1,582,054.
<F4>Unrealized loss on MBS.
<F5>Represents interest income on investments in mortgages and cash.
<F6>Includes $2,094,905 of amortization for prepaid fees and expenses.

